SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: March 3, 2003


                             WORLD WIDE VIDEO, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


COLORADO                         0-26235                   54-1921580
--------                         -------                   ----------
(State or other                 (Commission                (IRS Employer
 jurisdiction of                 File Number)             Identification No.)
 incorporation)


                127 WEST DAVIS STREET, CULPEPER, VIRGINIA 22701
                     --------------------------------------
                                  (New Address)


                     102A N. Main Street, Culpeper, VA 22701
                     ---------------------------------------
                                (Former Address)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (540) 727-7551

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         None.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.


ITEM 5. OTHER EVENTS

     The Company has privately placed 10,500,000 shares of restricted common stock with investors for $50,000 in cash. The proceeds are being used to pay current payables.

     The Company, in light of its lack of operating capital and resulting inability to concentrate on longer term plans due to management's focus on short term financial issues, has entered into contracts with outside consultants: to research markets for the Company's technology and to reform and redesign its business plan to focus on areas where potential business may be achieved without continued substantial capital investments and to develop a new corporate strategy for capital, structure, and industry image. The Company has Registered, with the SEC, 8,650,000 common shares on Form S-8 and agreed to issue 8,500,000 shares of common stock for these services, and an additional 150,000 common shares are being issued for accrued payroll of employees.

     The Company remains deficient in working capital, having depleted all its capital resources. The Company has been unable to achieve sales for product using its technology in volume sufficient to provide consistent revenues, although it has sold and delivered models to government agencies for product testing. The Company hopes these test models will result in future orders, although there is no assurance of any orders.

ITEM 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

         None.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

         Financial Statements:                             None
         Consolidated Pro Forma Financial Statements:      None
         Exhibits:                                         None


ITEM 8.  CHANGE IN FISCAL YEAR

          None.


ITEM 9.  REGULATION FD DISCLOSURE.

          None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2003
                                        WORLD WIDE VIDEO, INC.


                                        By: /s/ John G. Perry
                                            ---------------------------------
                                            John G. Perry, President